Exhibit 99.1

Contacts: Tracy McLauchlin, Chief Financial Officer

IES Holdings, Inc.

713-860-1500

FOR IMMEDIATE RELEASE

IES HOLDINGS ANNOUNCES APPOINTMENT OF GARY MATTHEWS AS CHIEF EXECUTIVE OFFICER

HOUSTON — March 4, 2019 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) announced today that Gary S. Matthews has been appointed as Chief Executive Officer and a Director of IES, effective immediately. The Company also announced that Robert W. Lewey has stepped down as President and as a Director of the Company, effective March 4, 2019, in order to assume a senior management role within the Company’s Residential Division.

Prior to joining IES, Mr. Matthews spent twelve years as Managing Director and Operating Partner of Morgan Stanley Capital Partners, the private equity business of Morgan Stanley, where he oversaw numerous portfolio companies. Prior to that role, he led several private equity-backed manufacturing companies, as well as business units of several public companies. Mr. Matthews also held senior management positions in strategic planning at PepsiCo after working as a Senior Engagement Manager at McKinsey & Company.

“We are pleased by the addition of Gary to lead our management team as we enter a more strategic phase of our growth,” said Jeffrey Gendell, Chairman of the Board of IES. “Gary has a broad strategic planning background and experience managing decentralized businesses, which will be instrumental in accelerating our expansion plans. Gary also has substantial experience in managing large organizations and developing management teams. We believe our solid balance sheet and free cash flow will help allow us to take advantage of growth opportunities in our existing businesses and establish additional operating platforms under IES.

“On behalf of the entire Board and the employees of IES, I want to thank Bobby Lewey for his guidance over the past four years as President as we strengthened our operations and positioned IES for the anticipated growth in the electrical and telecommunications industries, and we look forward to his continued contributions to our Residential segment.”

Mr. Matthews stated, “I am excited to assume this new role and for the future of IES. We have an accomplished team that is focused on maintaining our strong leadership position in the markets we serve while driving future growth opportunities for the Company.”

ABOUT IES HOLDINGS, INC.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our approximately 4,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a further change in the federal tax rate; the potential recognition of valuation allowances or further write-downs on net deferred tax assets; the inability to carry out plans and strategies as expected, including underperformance of our acquisitions or our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2018 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.